Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Commonwealth Biotechnologies, Inc.

Richmond, Virginia

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-51074) and S-3 (No. 333-51078) of Commonwealth Biotechnologies, Inc. of our report dated April 8, 2008 except for Note 14 which is as of March 31, 2009, relating to the consolidated financial statements for the year ended December 31, 2007, which appear in this Form 10K.

/s/    BDO Seidman, LLP

Richmond, Virginia

March 31, 2009